EXHIBIT 15

TOTAL S.A.

Year ended December 31, 2013

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference of our reports dated March 6, 2014, with respect to the consolidated balance sheets of TOTAL S.A. and its subsidiaries (“TOTAL”) as at December 31, 2013, 2012 and 2011, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2013 (our report thereon refers to the adoption by TOTAL in 2013 of the revised standard IAS 19 “Employee Benefits”) and the effectiveness of internal control over financial reporting as at December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 20-F of TOTAL, in the following registration statements, and to the references to our firms under the heading “Selected Financial Data” in the December 31, 2013 annual report on Form 20-F of TOTAL:

(i)	the Registration Statement on Form S-8 (File no. 333-144415) of TOTAL, filed with the SEC on July 9, 2007;

(ii)	the Registration Statements on Form S-8 (Files no. 333-150365 and no. 333-150366) of TOTAL, filed with the SEC on April 22, 2008;

(iii)	the Registration Statement on Form S-8 (File no. 333-169828) of TOTAL, filed with the SEC on October 8, 2010;

(iv)	the Registration Statement on Form S-8 (File no. 333-172832) of TOTAL, filed with the SEC on March 15, 2011;

(v)	the Registration Statement on Form S-8 (File no. 333-183144) of TOTAL, filed with the SEC on August 8, 2012;

(vi)	the Registration Statement on Form S-8 (File no. 333-185168) of TOTAL, filed with the SEC on November 28, 2012; and

(vii)	the Registration Statement on Form F-3 (Files no. 333-180967, 333-180967-01, 333-180967-02 and 333-180967-03) of TOTAL, Total Capital International, Total Capital Canada Ltd. and Total Capital, filed with the SEC on April 26, 2012.

Paris-La Défense, March 26, 2014

KPMG Audit A division of KPMG S.A.	ERNST & YOUNG Audit

/s/ JAY NIRSIMLOO	/s/ LAURENT VITSE	/s/ PASCAL MACIOCE
Jay Nirsimloo	Laurent Vitse	Pascal Macioce
Partner	Partner	Partner